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                                                                  Exhibit (j)(2)

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 7, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of the TempFund, TempCash, FedFund, T-Fund, Federal Trust Fund, Treasury Trust Fund, MuniFund, MuniCash, California Money Fund, New York Money Fund (Portfolios of BlackRock Provident Institutional Funds, formerly Provident Institutional Funds, hereafter referred to as "BPIF"), which are also incorporated by reference into this Registration Statement. We also consent to the references to use under the headings "Financial Highlights", "Auditors" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
March 1, 2002